Exhibit 4.25

DIRECTV HOLDINGS LLC

DIRECTV FINANCING CO., INC.

Form of Third Supplemental Indenture

This Third Supplemental Indenture, dated as of                     , 2016 (this “Third Supplemental Indenture”), is entered into by and among DIRECTV Holdings LLC, a Delaware limited liability company (the “Company” or an “Issuer”), DIRECTV Financing Co., Inc., a Delaware corporation (“DIRECTV Financing” or an “Issuer” and together with the Company, the “Issuers”), each of the Guarantors listed on the signature page hereto (together with any additional Subsidiary of the Company that becomes a Guarantor under the Indenture (as defined below) following the date hereof, the “Guarantors”), DIRECTV Group Holdings, LLC, a Delaware limited liability company (the “New Parent Guarantor”), and The Bank of New York Mellon Trust Company, N.A., a national banking association duly organized and existing under the laws of the United States, as Trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, under an indenture, dated as of March 11, 2010, as further amended and supplemented by the first supplemental indenture, dated as of November 14, 2011 (the “First Supplemental Indenture”) as further amended and supplemented by the second supplemental indenture, dated as of July 24, 2015 (the “Second Supplemental Indenture”), and as further amended and supplemented hereby (the “Indenture”), among the Issuers, the Guarantors and the Trustee, the Company has issued $1,300,000,000 of its 5.200% Senior Notes due 2020 (the “2020 Notes”) and $500,000,000 of its 6.350% Senior Notes due 2040 (the “2040 Notes” and, together with the 2020 Notes, the “Notes”);

WHEREAS, Section 9.02 of the Indenture provides, among other things, that the Issuers, the Guarantors and the Trustee may, subject to certain exceptions noted therein, amend or supplement the Indenture as it relates to the Notes of any Series or the Guarantees or any amended or supplemental indenture with the written consent of the Holders of Notes of at least a majority of the aggregate principal amount of Notes of such Series then outstanding (including consents obtained in connection with a tender offer or exchange offer for such Notes);

WHEREAS, AT&T Inc., a Delaware corporation (“AT&T”) has offered to exchange (the “Exchange Offer”) any and all of the outstanding 2020 Notes for the new 5.200% Global Notes due 2020 and any and all of the outstanding 2040 Notes for the new 6.350% Global Notes due 2040, upon the terms and subject to the conditions set forth in the prospectus, dated as of                     , 2016 (the “Prospectus”), forming a part of AT&T’s Registration Statement on Form S-4, filed with the Securities Exchange Commission on February [●], 2016;

WHEREAS, in connection with the Exchange Offer, AT&T has also solicited consents from the holders of the Notes to certain proposed amendments (the “Proposed Amendments”) to the Indenture as described in the Prospectus and set forth in Sections 2 and 3 of this Third Supplemental Indenture, with the operation of such Proposed Amendments being subject to the satisfaction or waiver, where permissible, by AT&T of the conditions to the Exchange Offer and the acceptance by AT&T for exchange of the Notes validly tendered and not withdrawn pursuant to the Exchange Offer;

WHEREAS, AT&T has received and caused to be delivered to the Trustee evidence of the consents from holders of at least a majority of the outstanding aggregate principal amount of each of the 2020 Notes and the 2040 Notes to effect the Proposed Amendment under the Indenture with respect to the Notes;

WHEREAS, the board of directors of the Issuers have each authorized and approved the execution and delivery of this Third Supplemental Indenture;

WHEREAS, the Issuers are undertaking to execute and deliver this Third Supplemental Indenture to delete or amend, as applicable, certain provisions and covenants in the Indenture with respect to the Notes in connection with the Exchange Offer and the related consent solicitation;

WHEREAS, the Issuers have requested that the Trustee execute and deliver this Third Supplemental Indenture; and

WHEREAS, the execution and delivery of this Third Supplemental Indenture has been duly authorized by the parties hereto, and all other acts and requirements necessary to make this Third Supplemental Indenture a valid and binding supplement to the Indenture effectively amending the Indenture as set forth herein have been duly taken.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuers, the Guarantors, the New Parent Guarantor and the Trustee mutually covenant and agree as follows:

Section 1. Definitions.

(a) As used in this Third Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined; any capitalized terms used and not defined herein shall have the same respective meanings as assigned to them in the Indenture; and references to Articles or Sections shall, unless the context indicates otherwise, be references to Articles or Sections of the Indenture.

(b) Any definitions used exclusively in the provisions of the Indenture or Notes that are deleted pursuant to the amendments set forth under this Third Supplemental Indenture, and any definitions used exclusively within such definitions, are hereby deleted in their entirety from the Indenture and the Notes, and all textual references in the Indenture and the Notes exclusively relating to paragraphs, Sections, Clauses or other terms or provisions of the Indenture that have been otherwise deleted pursuant to this Third Supplemental Indenture are hereby deleted in their entirety. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Third Supplemental Indenture refer to this Third Supplemental Indenture as a whole and not to any particular Section hereof.

Section 2. Amendments to the Indenture.

(a) The Indenture shall hereby be amended by deleting the following Sections or clauses of the Indenture and all references and definitions related thereto in their entirety, except to the extent otherwise provided below, and these Sections and clauses shall be of no further force and effect, and shall no longer apply to the Notes, and the words “[INTENTIONALLY DELETED]” shall be inserted, in each case, in place of the deleted text:

Section 4.03 (Reports)

Section 4.07 (Limitation on Liens)

Section 4.08 (Additional Subsidiary Guarantees)

Section 4.09 (Organizational Existence)

Section 4.10 (Change of Control and Ratings Decline)

Section 4.11 (Limitation on Sale and Leasebacks)

Clauses (e), (f) and (g) of Section 6.01 (Events of Default)

(b) Section 5.01 of the Indenture (Merger, Consolidation or Sale of Assets) is hereby deleted and replaced in its entirety by the following:

“The Company shall not consolidate or merge with or into another Person unless the Person formed by or surviving any such consolidation or merger (if other than the Company) assumes all the obligations of the Company pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, under the Notes and this Indenture.”

(c) The failure to comply with the terms of any of the Sections or Clauses of the Indenture set forth in clause (a) and (b) above shall no longer constitute a Default or Event of Default under the Indenture with respect to the Notes and shall no longer have any consequence under the Indenture.

(d) For the avoidance of doubt, Clauses (e), (f) and (g) of Section 6.01 (Events of Default) of the Indenture shall no longer apply to the Notes and the occurrence of the events described in Sections 6.01(e), (f) and (g) of the Indenture shall no longer constitute an Event of Default with respect to the Notes.

Section 3. Amendments to the Notes and Exhibits.

(a) Each of the 2020 Notes and Exhibit A-2 to the Indenture shall hereby be amended as follows:

(i) Paragraph 6 (Repurchase at Option of Holder) is hereby deleted in its entirety.

(ii) Paragraph 11 (Default and Remedies) of the Notes and Exhibit A-2 to the Indenture are each hereby amended by deleting Clauses (e), (f) and (g) as well as the following “In the event the 5.200% 2020 Notes are accelerated as a result of an Event of Default specified in clause (e)(ii) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of the acceleration of the 5.200% 2020 Notes) shall be annulled, waived and rescinded, automatically and without action by the Trustee or the Holders, if (i) such rescission would not conflict with any judgment or decree and (ii) within 60 days following the occurrence of such Event of Default: (1) the applicable Existing Notes have been redeemed, repaid or discharged in full; (2) the Trustee thereunder or the requisite holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to the Event of Default; or (3) the default that is the basis for the Event of Default has been cured” in its entirety.

(iii) Page titled “OPTION OF HOLDER TO ELECT TO PURCHASE” is hereby deleted in its entirety.

(b) Each of the 2040 Notes and Exhibit A-3 to the Indenture shall hereby be amended as follows:

(i) Paragraph 6 (Repurchase at Option of Holder) is hereby deleted in its entirety.

(ii) Paragraph 11 (Default and Remedies) of the Notes and Exhibit A-2 to the Indenture are each hereby amended by deleting Clauses (e), (f) and (g) as well as the following “In the event the 6.350% 2040 Notes are accelerated as a result of an Event of Default specified in clause (e)(ii) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of the acceleration of the 6.350% 2040 Notes) shall be annulled, waived and rescinded, automatically and without action by the Trustee or the Holders, if (i) such rescission would not conflict with any judgment or decree and (ii) within 60 days following the occurrence of such Event of Default: (1) the applicable Existing Notes have been redeemed, repaid or discharged in full; (2) the Trustee thereunder or the requisite holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to the Event of Default; or (3) the default that is the basis for the Event of Default has been cured” in its entirety.

(iii) Page titled “OPTION OF HOLDER TO ELECT TO PURCHASE” is hereby deleted in its entirety.

Section 4. Miscellaneous.

(a) Ratification of Indenture. All the provisions of this Third Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented and amended by this Third Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

(b) Headings. The headings of the Sections of this Third Supplemental Indenture are inserted for convenience of information and reference and shall not be deemed to be a part thereof.

(c) Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

(d) Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Third Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

(e) Successors and Assigns. All covenants and agreements in this Third Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

(f) Separability. In case any one or more of the provisions contained the Indenture or this Third Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of the Indenture or this Third Supplemental Indenture, but the Indenture or this Third Supplemental Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

(g) Benefits of Third Supplemental Indenture. Nothing in this Third Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy, or claim under this Third Supplemental Indenture.

(h) Trustee Not Responsible for Recitals. The recitals and statements herein contained are made by the Issuers and the Guarantors and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture.

(i) Governing Law. This Third Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

(j) Waiver of Jury Trial. EACH OF THE ISSUERS, THE GUARANTORS, THE PARENT GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS THIRD SUPPLEMENTAL INDENTURE OR THE TRANSACTION CONTEMPLATED HEREBY.

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IN WITNESS WHEREOF, the parties have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

DIRECTV HOLDINGS LLC, as Issuer

By:
Name:
Title:

DIRECTV FINANCING CO., INC., as Issuer

By:
Name:
Title:

DIRECTV CUSTOMER SERVICES, INC., as Guarantor

By:
Name:
Title:

DIRECTV MERCHANDISING, INC., as Guarantor

By:
Name:
Title:

DIRECTV ENTERPRISES, LLC, as Guarantor

By:
Name:
Title:

DIRECTV, LLC, as Guarantor

By:
Name:
Title:

LABC PRODUCTIONS, LLC, as Guarantor

By:
Name:
Title:

DIRECTV HOME SERVICES, LLC, as Guarantor

By:
Name:
Title:

DIRECTV Group Holdings, LLC, as New Parent Guarantor

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title: